Exhibit 10.17

STOCK TRANSFER AGREEMENT

THIS AGREEMENT made and entered into this __ day of November 2010, by and between Green Energy Management Services Holdings, Inc., a Delaware corporation (the “Company”); and _________________ (the “Purchaser”).

WHEREAS, the Company is authorized to issue up to five hundred million (500,000,000) shares of common stock, $0.0001 par value per share (the “Common Stock”), as called for and authorized by its amended articles of incorporation;

WHEREAS, Purchaser desires to purchase ________ shares of said restricted common stock for the consideration set forth below;

WHEREAS, Company desires to sell ________ shares to Purchaser for the consideration set forth below;

NOW THEREFORE, in consideration of the premises contained herein and the mutual covenants hereinafter set forth, the parties agree as follows:

1.	Transfer of Securities.
Subject to and in accordance with the terms and conditions of this Stock Transfer Agreement (“Agreement”), the Company agrees to transfer to the Purchaser and the Purchaser agrees to accept from the Company ________ shares of the Company Common Stock.

2.	Delivery of Items: Effect
Within ten (10) days of this Agreement, and the payment by the purchaser to the Company of $1.00 plus such other consideration agreed to by the parties pursuant to the Investment Agreement dates as of November 12, 2010 (the “Investment Agreement”), by and between the Company and the purchaser, in hand paid, the Company will deliver to the Purchaser on or more stock certificate representing ________ shares of fully paid and non-assessable shares of the Company.

3.	Representations and Warranties of the Company
The Company represents and warrants as of the date of the Agreement as follows:

3.1 Title to Shares of Common Stock. The Company is duly authorized to issue the shares of Company Common Stock transferred to the Purchaser.  There is no third party lien, claim or interest against such shares, currently or, to the best of the Company’s knowledge, threatened, and such shares are unencumbered.  The Board of Directors of the Company (or a duly authorized committee of the Board of Directors) approved this Agreement and the issuance of the Shares to the Purchasers, effective as of the date of this Agreement, upon the terms and conditions set forth in this Agreement.

3.2 Transferabilitv of Shares of Common Stock. The Company has full power and authority to transfer the shares of Company Common Stock to be transferred pursuant to this Agreement, and the execution, delivery and performance of this Agreement does not require the consent, approval or authorization of any third party, including any governmental authority, other than as described herein or such as have been made or obtained and except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the shares of the Company Common stock pursuant to this Agreement.

3.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach of, or constitute a default under or a violation of the provisions of any agreement or other instrument to which each of them is a party or by which each of them is bound or of any law, ordinance, regulation, decree or order applicable to them.

3.4 No Untrue Statements. In connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, no statement made in this Agreement, and no written statement contained in any certificate, schedule or other document required to be furnished by the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements not misleading.

4.	Time of Closing. The closing under this Agreement shall take place upon the date of execution of this Agreement (the "Closing Event").

5.
Purchaser's Representations. The Purchaser hereby repeats the representations and warranties made to the Company pursuant to the Investment Agreement and represents and warrants to the Company that such representations and warranties are true and correct as of the date of this Agreement.

6.
Transfer Documents. Each of the parties hereto shall (i) make such other agreements and execute such other documents as the parties determine necessary to effectuate the transactions contemplated by this Agreement, and (ii) provide the other party with such additional information and documents as may reasonably be requested in connection with the securities exchanged hereunder, including information necessary to substantiate the tax basis of such securities.

7.
Mutual Representation and Warranty. The parties hereto represent and warrant to each other that this Agreement is the legal, valid and binding obligation of each party hereto, enforceable against each party hereto, as the case may be, in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.	Miscellaneous

8.1 Recapitalizations, Exchanges Mergers. Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the Shares by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement.

8.2  Survival of Representations and Warranties: Limitation of Liability. The representations and warranties of each of the parties contained herein shall survive the execution and delivery hereof, and performance of obligations hereunder, and continue in full force and effect for a period of twelve months after the date of this Agreement (subject to any applicable statutes of limitations).

8.3  No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors, assigns, heirs or legal representatives, as the case may be.

8.4 Entire Agreement. This Agreement, the Investment Agreement and the Funds Memorandum, dated as of November 12, 2010, entered into by the parties (including the documents referred to herein and therein and any exhibits or schedules hereto and thereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

8.5Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.7 Headings.  The paragraph and subparagraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.8 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth in the Investment Agreement.

Either party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.12 Conflict of Terms. In the event of a conflict of terms and conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of date first written above.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Witness	Michael Samuel, Chief Executive Officer and Chairman of the Board

DJOHNKLC Holdings, L.L.C.

Witness	David Ulfers, Management Member

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT is made as of November 12, 2010, by and among Green Energy Management Services, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, on the one hand and ______________ (the "Purchaser") on the other.

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES

1.1   Agreement to Issue, Sell and Purchase the Securities.

(a) Pursuant to a subscription agreement (the "Subscription Agreement"), a copy of which is attached hereto as Exhibit "A", the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, upon the terms and conditions hereinafter set forth, ________ (_______) shares (the "Shares") of the Company's common stock, no par value (the "Common Stock").

1.2   Closing and Delivery of the Securities.

(a)           Delivery of the Shares. Within ten (10) days of the execution of the Subscription Agreement, the Company shall deliver to the Purchaser one or more stock certificates, representing the Securities set forth in Section 1.1 above.

(b)           Consideration for the Shares. For and in consideration of the Shares, Purchaser will deliver to the Company cash funds in the amount of ________ Dollars ($________).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

2.1 Organization and Qua1ification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein) on the Company.

2.2 Authorized Capital Stock. As of the date hereof, the Company's authorized capital stock consists of 500,000,000 shares, of which 440,291,636 shares were issued and outstanding as of the date of this Agreement, all shares issued at no par value. The issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as contemplated by this Agreement, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock and there are no agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company. Other than those certain agreements contained in the Shareholders Agreements executed on August 19, 2010 and filed on August 26, 2010 with the Securities and Exchange Commission and the registration rights contained in the Merger Agreement executed on August 19, 2010, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company.

2.3 Issuance, Sale and Delivery of the Securities. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof. No further approval or authorization of the Board of Directors of the Company or its shareholders will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

2.4 Due Execution, Delivery and Performance of the Transaction Documents. The Company has full legal right, corporate power and authority to enter into this Agreement. The Agreement has been duly authorized, executed and delivered by the Company. The making and performance of the consummation of the transactions therein contemplated will not (i) violate any provision of the organizational documents of the Company, (ii) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or its properties, or any Subsidiary or such Subsidiary's properties, may be bound or affected, or (iii) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any Subsidiary or any of their respective properties, in the case of clause (ii) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby, other than such as have been made or obtained and except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Securities. Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser and the other parties thereto, the Agreement will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). For purposes of this Agreement, the term "Material Adverse Effect" shall mean: (a) a material adverse effect on the financial condition, properties, business or results of operations of the Company and the Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its material obligations under this Agreement; provided, however, that a Material Adverse Effect shall not include any event, change, effect, development, condition or occurrence arising out of or relating to (i) general economic or political conditions in the United States of America, (ii) conditions generally applicable to the industry in which the Company operates (except, in the case of clauses (i) and (ii) above, if the event, change, effect, development, condition or occurrence disproportionately impacts the business, assets or financial condition of the Company and the Subsidiaries, taken as a whole), and (iii) the public announcement of this Agreement or the consummation of the transactions contemplated hereby. A reduction in market price of the Company's Common Stock on the Nasdaq National Market shall not, in and of itself, constitute a Material Adverse Effect.

2.5 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, approved the Agreement and the consummation of the transactions contemplated thereby (including the issuance of the Shares).

2.6 No Defaults. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or, except as to defaults, violations and breaches which, individually or in the aggregate, would not reasonably be expected to be material to the financial condition, properties, business or results of operation of the Company and its Subsidiaries, taken as a whole, in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound.

2.7 Compliance. The Company has complied in all material respects with each Law binding on it or on any of its assets or properties and is not currently in violation of any such Law, and there have been no written notices or orders of noncompliance issued to the Company of any of its Subsidiaries under or in respect of any such Law, the noncompliance with which would reasonably be expected to result in Material Adverse Effect. "Law" means any judgment, order, or statute, law (including common law), ordinance, rule, permit or regulation applicable to the Company or its respective businesses, properties or assets.

2.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or, to the Company's knowledge, threatened, before any agency, court, tribunal or governmental entity, foreign or domestic, against the Company which would reasonably be expected to result in a Material Adverse Effect, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by the Transaction Documents. The Company has received no notice or assertion of such an action, suit, proceeding, claim, arbitration or investigation. There is no order of any governmental entity binding on the Company, any of its Subsidiaries, or any of their respective assets or properties.

2.9 Taxes. (a) The Company has timely filed all Tax Returns required to filed by or on behalf of the Company (taking in consideration appropriate extensions for filing) and has fully paid or adequately accrued all Taxes payable by the Company. All such Tax Returns are correct and complete in all respects. No tax deficiency has been or might be asserted or threatened against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(b)   No audit or other administrative or court proceedings are pending with any governmental authority with respect to Taxes of the Company, and no written notice thereof has been received. No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(c)   The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code").

For purposes of this Agreement: (x) "Taxes" shall mean (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any governmental authority in connection with any item described in clause (A), and (C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise, and (y) "Tax Returns" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.11 Transfer Taxes. At the close of this Agreement, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

ARTICLE Ill
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

The Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

3.1   Investment Representations and Covenants. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities including the Securities and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the number of Securities set forth in Section 1.1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities within the meaning of Section 2(11) of the Securities Act; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Purchaser has, in connection with its decision to purchase the number of Securities set forth in Section 1.1 above, relied solely upon the public filings of the Company, with the exception of the S-i filed with the Securities and Exchange Commission on September 20, 2010 and the S-i/A filed with the Securities and Exchange Commission on October 28, 2010; (v) the Purchaser expressly disclaims any reliance in connection with this Agreement on the S-i filed with the Securities and Exchange Commission on September 20, 2010 and the S-1/A filed with the Securities and Exchange Commission on October 28, 2010, and further warrants and agrees that it enters into this Agreement completely independently of said filings, and that said filings had no impact on its decision to enter into this Agreement, and; (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. The Purchaser further understands and agrees that each certificate representing shares of the capital stock of the Company issued to any person in connection with a transfer permitted by this Agreement, other than through sales to the public from and after an initial public offering in a transaction registered pursuant to the provision of Section 5 of the Securities Act or pursuant to Rule 144 under the Securities Act, shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT BY AND BETWEEN THE COMPANY AND ITS STOCKHOLDERS. A TRANSFERREE OF THE SECURITIES REPRESENTED HEREBY SHALL BE BOUND BY SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

3.2   Authorization Validity of Agreement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into the Agreement and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Agreement, and (ii) upon the execution and delivery of the Agreement, assuming the valid execution thereof by the Company and the other parties thereto, the Agreement shall constitute valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3   No Conflict. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby by the Purchaser will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation ordinance, material contract or agreement, instrument, judgment, decree or order to which the Purchaser is a party or by which it is bound, except as would not reasonably be expected to have material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby.

3.4   Sufficient Funds. The Purchaser currently has sufficient funds to consummate the purchase of the Shares and such funds will remain available at the closing.

ARTICLE IV
TERMINATION

4.1   Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the closing:

(a)  by mutual written consent of the Purchaser and the Company;

(b)  by the Purchaser, if the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct to the extent set forth in Sections 5.2(a) and (b), and such breach, failure or misrepresentation is not cured to the Purchaser's reasonable satisfaction within 10 days after the Purchaser gives the Company written notice identifying such breach, failure or misrepresentation;

(c)  by the Company, if the Purchaser shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of the Purchaser set forth in this Agreement shall not be true and correct to the extent set forth in Sections 5.1 (b) and (c), and such breach, failure or misrepresentation is not cured to the Company’s reasonable satisfaction within 10 days after the Company gives the Purchaser written notice identifying such breach, failure or misrepresentation;

4.2   Effect of Termination.

In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability or obligation to Purchaser or the Company, including any liability for a breach of this Agreement prior to the effective date of such termination.

ARTICLE V
MISCELLANEOUS

5.1   Assignment. This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto; provided, however, that Purchaser may, without obtaining the prior written consent of the Company, assign, delegate, or otherwise transfer its rights and obligations hereunder to any Affiliate of Purchaser (provided that in such case Purchaser shall not be relieved of its obligations hereunder). The Company shall execute such acknowledgements of such assignments and collateral assignments in such forms as Purchaser may from time to time reasonably request. Any attempted assignment, delegation, or transfer in violation of this SetiojLB2 shall be void and of no force or effect. "Affiliate" means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

5.2   Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Michael Samuel
3401 N. Miami Avenue, Suite 240
Miami, Florida 33127

with copies to:

Michael W. Hill
201 St. Charles Avenue, Suite 3800
New Orleans, Louisiana 70170

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)	if to the Purchaser, to:

or at such other address as may have been furnished to the Company in writing.

5.3   Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser.

5.4   Heading. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

5.5   Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.6   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

5.7   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

5.8   Entire Agreement. This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

5.9   No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than the Purchaser Indemnified Parties and the Company Indemnified Parties).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

GREEN ENERGY
MANAGEMENT SERVICES INC.

By

Name: Michael Samuel
Title: Chief Executive Officer

PURCHASER:

By